Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), effective on [•], is among (i) EnLink Midstream, LLC, a Delaware limited liability company (the “LLC”), and EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership” and, together with the LLC, the “Company”), and (ii) [•] (“Indemnitee”), a director, manager, or officer of the General Partner or the Manager (each as defined below).

RECITALS:

1.              Indemnitee is a director, manager, or officer of EnLink Midstream Manager, LLC, the managing member of the LLC (the “Manager”).

2.              The Manager manages the business and affairs of the LLC.

3.              Indemnitee is a director, manager, or officer of EnLink Midstream GP, LLC, the general partner of the Partnership (the “General Partner”).

4.              The General Partner manages the business and affairs of the Partnership.

5.              As a condition to Indemnitee becoming a director, manager, or officer of the Manager or the General Partner (or continuing in that role), the Company has agreed to provide the indemnities and insurance and to advance expenses to Indemnitee as provided in this Agreement.

NOW, THEREFORE, in consideration of the promises contained herein, the parties agree as follows:

1.             Indemnity of Indemnitee.

(a)           To the fullest extent permitted by law (in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification), but subject to the terms and conditions provided in this Agreement, the Company will indemnify and hold Indemnitee harmless, from and against, any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts (collectively, “losses”) and any and all “expenses” (as defined under Section 1(b)) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or other, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals (hereinafter, a “proceeding”), in which Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that Indemnitee is or was a director, manager, or officer of the Company, the General Partner, or the Manager, or is or was serving at the request of the General Partner, the Manager, or the Company as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature, including service with respect to employee benefit plans, or by reason of an action or inaction by Indemnitee in any such capacity on behalf of, for the benefit of, or at the request of the Company, the General Partner, or the Manager.

(b)           To the fullest extent permitted by law, the Company shall timely pay the expenses, including, without limitation, legal and expert fees and expenses, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses, actually and reasonably incurred by Indemnitee in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any proceeding for which indemnity is provided under Section 1(a) (collectively, “expenses”).  The Company shall pay the expenses or reimburse Indemnitee for expenses paid by Indemnitee promptly following presentment in writing with reasonable detail.  The Company’s obligation to pay Indemnitee’s expenses will cease upon entry of a final and non-appealable judgment by a court of competent jurisdiction determining that Indemnitee is not entitled to be indemnified under the terms of this Agreement for the matter for which Indemnitee is seeking indemnification.  For the avoidance of doubt, Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any proceeding by final adjudication, of any and all expenses actually and reasonably incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any proceeding for which indemnity is provided under Section 1(a); provided, however, that Indemnitee hereby agrees to repay any amounts paid, advanced, or reimbursed by the Company pursuant to this Section 1(b) in respect of expenses that are not ultimately paid by Indemnitee or that relate to, arise out of, or result from any proceeding in respect of which it shall be determined by a final and non-appealable judgment by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified under the terms of this Agreement.  The Company shall make such advancement that is required hereunder within 30 days after the receipt by the Company of a statement or statements requesting such advance.

(c)           If any loss or expense related to a proceeding under Section 1(a) or 1(b) is not paid in full by the Company: (i) in the case of any loss or expense payment or reimbursement, within 45 days after a final determination that Indemnitee is entitled to indemnification of such loss or expense has been made pursuant to the procedures set forth in Section 5 below; or (ii) in the case of any expense advancement under Section 1(b), within 30 days after such advancement request, then Indemnitee may, at any time thereafter, bring suit against the Company to recover the unpaid amount of such loss or expense.  The Company will bear the burden to show that indemnification or advancement of such losses or expenses are not required under this Agreement.  Indemnitee is also entitled to recover the expenses incurred to prosecute such claim to the extent he or she is successful in establishing his or her right to indemnification or to the advancement of such loss or expense.

(d)           If Indemnitee is entitled to indemnification by the Company hereunder for a portion of any losses or expenses in respect of a proceeding for which indemnity is provided under Section 1(a), but not for the total amount of such losses or expenses, the Company shall nevertheless indemnify Indemnitee for the portion of such losses or expenses to which Indemnitee is entitled.

(e)                                              Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to: (i) indemnify Indemnitee for losses or expenses (or advance expenses to Indemnitee) with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, managers, officers, employees, or other indemnitees and not by way of defense except for: (A) proceedings initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement (unless a court of competent jurisdiction determines that any of the material assertions made by Indemnitee in such proceeding are not made in good faith or are frivolous), or (B) proceedings the Company has joined in as a plaintiff or aggrieved party or proceedings the Board of Directors of the General Partner or the Manager has consented to the Company initiating; (ii) indemnify Indemnitee for losses or expenses if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law; (iii) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute; (iv) indemnify Indemnitee for losses or expenses (or advance expenses to Indemnitee) with respect to Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or (v) indemnify Indemnitee under this Agreement or otherwise if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which Indemnitee is seeking indemnification, Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that Indemnitee’s conduct was unlawful.

(f)                                               The obligations of the Partnership and the LLC under this Agreement are: (i) joint and several with respect to payment, reimbursement, or advancement of losses or expenses related to proceedings brought against both the Partnership and the LLC, proceedings brought against members of the Board of Directors of both the General Partner and the Manager, proceedings bought against both the Partnership and any member of the Board of Directors of the Manager, or proceedings brought against both the LLC and any member of the Board of Directors of the General Partner; and (ii) several with respect to payment, reimbursement, or advancement of losses or expenses related to all other proceedings.  Although their obligations are joint and several under Section 1(f)(i) as to Indemnitee, the Partnership and the LLC agree that, between themselves, they will each bear the obligations hereunder in such proportion as is appropriate to reflect their relative fault in connection with the events that resulted in such losses or expenses as well as any other relevant equitable considerations.

2.             Maintenance of Insurance.

(a)           Subject only to the provisions of Section 2(b) hereof, so long as Indemnitee serves as a director, manager, or officer of the Company, the General Partner, or the Manager (or

shall continue at the request of the General Partner, the Manager, or the Company to serve as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature, including service with respect to employee benefit plans) and thereafter so long as Indemnitee may be subject to any possible proceeding because Indemnitee served in any such capacity or by reason of an action or inaction by Indemnitee in any such capacity, the Company will maintain in effect for the benefit of Indemnitee one or more valid, binding, and enforceable policies of directors’ and officers’ liability insurance (the “D & O Insurance”) providing coverage comparable to that provided by similarly situated companies.  The Company will review its D & O Insurance each year and update the plans as required to meet this Section.

(b)           The Company is not required to maintain said policy or policies of D & O Insurance in effect if the Board of Directors of the General Partner or the Manager determines that (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage; (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance; or (iii) said insurance is not otherwise reasonably available; provided, however, that in the event the then Board of Directors makes such a judgment, the Company shall purchase and maintain in force a policy or policies of D & O Insurance in the amount and with such coverage as the Board of Directors determines to be reasonably available.

3.             Continuation of Indemnity.

The obligations of the Company under this Agreement apply to any and all proceedings made or occurring after the date of this Agreement regardless of when the facts upon which such proceedings are based occurred, including times before the date hereof. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee is a director, manager, or officer of the Company, the General Partner, or the Manager (or is serving at the request of the Company as a manager, managing member, general partner, director, officer, fiduciary, or trustee, or agent of any other entity, organization, or person of any nature, including service with respect to employee benefit plans) and shall continue as to an Indemnitee who has ceased to serve in such capacity and inure to the benefit of the heirs, successors, assigns, and administrators of Indemnitee.

4.             Contribution.

If the full indemnification provided in Section 1 is not paid to an Indemnitee because such indemnification is prohibited by law, then in respect of any actual or threatened proceeding in which the Company, the General Partner, or the Manager is jointly liable with Indemnitee (or would be if joined in such proceeding) the Company shall contribute to the amount of expenses incurred by Indemnitee for which indemnification is not available in such proportion as is appropriate to reflect: (i) the relative benefits received by the Company, the General Partner, and the Manager on the one hand and Indemnitee on the other hand from the transaction from which such proceeding arose; and (ii) the relative fault of the Company, the General Partner, or the Manager on the one hand and of Indemnitee on the other in connection with the events that resulted in such expenses, as well as any other relevant equitable considerations.  The relative fault of the Company (which shall be deemed to include the Company’s, the General Partner’s, and the Manager’s other directors, managers, officers, and employees) on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section were determined by any method of allocation which does not take account of the foregoing equitable considerations.

5.             Procedure for Indemnification.

(a)                                 Notification and Defense of Claim.  Indemnitee shall notify the Company as soon as practicable after receipt by Indemnitee of actual knowledge of any proceeding that may result in Indemnitee making an indemnification claim or expense advancement claim under this Agreement.  However, the failure of Indemnitee to give timely notice will not relieve the Company’s obligations hereunder except to the extent the Company is actually prejudiced by the delay or failure to provide notice.  With respect to any proceeding as to which Indemnitee has provided notice:

(i)                                     The Company will be entitled to participate at its own expense; and

(ii)                                  Except as otherwise provided below, the Company may assume the defense of any proceeding. If the Company elects to assume the defense, then after notice to Indemnitee, the Company will not be liable to Indemnitee under this Agreement for any legal or expert expenses subsequently incurred by Indemnitee in connection with the defense, other than reasonable costs of investigation, including an investigation in connection with determining whether there exists a conflict of interest of the type described in clause (B)(1) below, or as otherwise provided in this Section. Indemnitee has the right to employ his or her counsel in any proceeding, but the fees and expenses of such counsel incurred after the Company notifies Indemnitee of its assumption of the defense will be at Indemnitee’s sole expense.  The Company, however, will bear Indemnitee’s expenses associated with Indemnitee’s separate counsel that are incurred after the Company notifies Indemnitee of its assumption of the defense if, and only if: (A) the Company authorizes Indemnitee’s employment of counsel; (B) Indemnitee, with the advice of counsel, reasonably determines that (1) there is a conflict of interest between the Company and Indemnitee that is reasonably likely to materially and adversely impact the conduct of Indemnitee’s defense, or (2) there are defenses available to the Indemnitee in such proceeding which are different than, or in addition to, those available to the Company in such proceeding; or (C) the Company does not employ counsel to assume the defense of such action within a reasonable time after the Company’s election to assume the defense.  The Company may not assume the defense of any action, suit, or proceeding brought by or on behalf of the Company or as to which Indemnitee makes the determination described in clause (B)(1) above.

(iii)                               The Company is not obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any proceeding without the Company’s written consent; provided, however, if a “change in control” has occurred following the date hereof (as defined in this Section 5(a)(iii) below), the Company shall be liable for indemnification of the Indemnitee (without Indemnitee obtaining the Company’s written consent) for amounts paid in settlement if a law firm or member of a law firm (chosen by either the Board of Directors or the Secretary of the Manager or the General Partner) that is experienced in matters of corporation law, that neither presently performs nor, in the past two years, has performed, services for the Company, the Indemnitee, or any other party to the proceeding giving rise to the claim for indemnification hereunder, and that does not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or the Indemnitee hereunder (“independent counsel”) provides written confirmation of its view that such amounts are reasonable.  The Company may not settle any proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee may unreasonably withhold their consent to any proposed settlement.  A “change in control” shall mean any one or more of the following: (A) the consummation of any transaction (including a merger or consolidation), the result of which is that any individual, partnership, joint venture, corporation, trust, unincorporated organization, or any other entity (other than the LLC, the Manager, the General Partner, the Partnership, or Global Infrastructure Partners (or affiliates thereof)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the capital stock (or comparable equity securities) of the Manager or the General Partner, measured by voting power rather than number of shares, units, or the like or otherwise acquires the right to designate a majority of the Board of Directors of either the Manager or the General Partner (measured by voting power rather than number of directors); (B) the sale, transfer, or other disposition of all or substantially all of the assets of the Company or its subsidiaries on an aggregate basis; or (C) the adoption of a plan relating to the liquidation or dissolution of the Company.

(b)                                 Additional Indemnification Procedures.  In addition to providing initial notice of any proceeding in accordance with Section 5(a), Indemnitee shall submit to the Company a written request for indemnification related to such proceeding.  Further, Indemnitee shall provide, upon request by the Company, such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Company shall provide indemnification to Indemnitee insofar as the Company determines Indemnitee is entitled to indemnification in accordance with the provisions below.

(i)                                     Mandatory Indemnification; Indemnification as a Witness.  To the fullest extent allowable by law, and if not prohibited pursuant to Section 1(e) above, the Company shall indemnify Indemnitee against all losses and expenses relating to any proceeding for which indemnity is sought under Section 1(a) to the extent that (A) Indemnitee shall have been successful on the merits or otherwise in defense of any such proceeding or in defense of any issue or matter therein, including, without limitation, dismissal of any such proceeding without prejudice; or (B) Indemnitee’s involvement in such proceeding is to prepare to serve and serve as a witness, and not as a party, to such proceeding.  The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise pursuant to this Section 5(b)(i) if it permits a party to avoid expense, delay, distraction, disruption, or uncertainty.  In the event that any proceeding for which indemnity is provided under Section 1(a) is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of this Section 5(b)(i), and the Company shall have the burden of proof to overcome such presumption.

(ii)                                  Permissive Indemnification.  In the event the provisions of Section 5(b)(i) are inapplicable to any proceeding for which indemnity is sought under Section 1(a), the Company shall indemnify Indemnitee against all losses and expenses relating to any such proceeding to the extent that such indemnification is not prohibited pursuant to Section 1(e) above, and a determination is made that, in respect of the proceeding for which Indemnitee is seeking indemnification, Indemnitee did not act in bad faith or engage in fraud or willful misconduct, or, in the case of a criminal matter, Indemnitee did not act with knowledge that Indemnitee’s conduct was unlawful.  Such a determination shall be made by: (1) a majority of the directors of the Board of Directors of the Manager or the General Partner (measured by voting power rather than number of directors), as applicable, who are not and were not parties to the proceeding in respect of which indemnification is sought by Indemnitee (collectively, “disinterested directors”) even if such disinterested directors constitute less than a quorum of the Board of Directors of the Manager or the General Partner; or (2) a committee of disinterested directors designated by a majority vote of the disinterested directors, even if such committee constitutes less than a quorum of the Board of Directors of the Manager or the General Partner; or (3) independent counsel engaged by the Secretary of the Manager and/or the General Partner, as applicable, which independent counsel shall deliver its determination in a written statement addressed to the Board of Directors of the Manager or the General Partner, with a copy delivered to Indemnitee.

(iii)                               Timeline for Determination of Permissive Indemnification.  The Company shall use its reasonable best efforts to ensure that the determination referred to in Section 5(b)(ii) above is made as promptly as practicable.  If the determination is not made within 45 days after the later of (A) receipt by the Company of the written request by Indemnitee provided to the Company in accordance with Section 5(b) and (B) the selection of independent counsel contemplated in Section 5(b)(ii) above, which independent counsel must be engaged within 20 days following the written request by Indemnitee provided to the Company in accordance with Section 5(b), then the Company shall be deemed to have determined that, in respect of the proceeding for which Indemnitee is seeking indemnification, Indemnitee did not act in bad faith or engage in fraud or willful misconduct, or, in the case of a criminal matter, Indemnitee did not act with knowledge that Indemnitee’s conduct was unlawful.  Notwithstanding anything in this Agreement to the contrary, however, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any proceeding.

(iv)                              Presumptions related to Permissive Indemnification.  In making any determination referred to in Section 5(b)(ii) above, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled.  Indemnitee may challenge any such determination adverse to Indemnitee.  The termination of any proceeding to which Indemnitee is a party by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not create a presumption that Indemnitee failed to meet any standard of conduct required for indemnification hereunder, but specific determinations, findings, or admissions will be given effect under this Agreement.

6.             Undertaking to Repay Expenses.

If a court determines that Indemnitee is not entitled to, or the Company is not obligated to pay, any amounts paid by the Company to Indemnitee under this Agreement, Indemnitee must repay the Company those amounts so paid or advanced within 30 days following such determination.  In addition, to the extent that the Company assumes or reimburses any losses or expenses hereunder, Indemnitee hereby assigns or partially assigns, as applicable, to the Company any rights to indemnification for those losses or expenses that may arise from any other party (including any insurance proceeds) and agrees to pay to the Company any amounts that Indemnitee receives as reimbursement of those same losses and expenses.  It is the intention of the parties that, in the event of payment to Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, and Indemnitee agrees to execute all papers required and take all action necessary to secure such rights to the Company, including the execution of such documents necessary to enable the Company to bring suit effectively to enforce such rights.

7.             Notice.

Any notice to the Company shall be in writing and directed to EnLink Midstream Partners, LP, 1722 Routh Street, Dallas, Texas 75201, Attention: Corporate Secretary (or such other address as the Company shall designate in writing to Indemnitee).  Any notice to Indemnitee shall be in writing and directed to the address included on the signature page to this Agreement.  Notices are effective upon receipt.

8.             Severability.

If any provision of this Agreement is found to be invalid, illegal or unenforceable for any reason whatsoever:

(a)           the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not be affected or impaired in any way; and

(b)           to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) must be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

9.             Indemnification Under this Agreement Not Exclusive.

(a)           The rights to indemnification and to the advancement of expenses provided by this Agreement are in addition to and not exclusive of any other rights to which Indemnitee may be entitled under any statute, any provision of the Company’s, the General Partner’s or the Manager’s organizational or governing documents, or any other agreement, any vote of members or directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  To the extent that a change in law (whether by statute or judicial decision) permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded currently under this Agreement, it is the intention of the parties that Indemnitee enjoy the greater benefits so afforded by such change.

(b)           It is the intention of the parties in entering into this Agreement that the insurers under any D & O Insurance policy will be obligated to pay any claims by Indemnitee that are covered by such policy. However, the obligations of the insurers to the Company or Indemnitee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.

10.           Miscellaneous.

(a)           This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to its principles of conflicts of law.  The Company and Indemnitee hereby irrevocably and unconditionally: (i) agree that any proceeding arising out of or in connection with this Agreement shall be brought only in Delaware state or federal court and not in any other state or federal court in the United States, (ii) consent to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for purposes of any proceeding arising out of or in connection with this Agreement, (iii) agree that service of any process, summons, notice, or document sent in accordance with Section 7 will be effective service of process in connection with any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, and (iv) waive, and agree not to plead or make, any claim that the relevant Delaware court lacks venue or that any such action or proceeding brought in the relevant Delaware court has been brought in an improper or inconvenient forum.

(b)           This Agreement is binding upon Indemnitee and upon the Company, their respective successors and assigns, and inures to the benefit of Indemnitee and his or her heirs, executors, personal representatives, and assigns, and to the benefit of the Company, its successors and assigns.  If the Company merges or consolidates with another entity, organization, or person, or sells, leases, transfers, or otherwise disposes of all or substantially all of its assets to another entity, organization, or person (in one transaction or series of transactions), (i) the Company shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, to assume all of the Company’s obligations under and agree to perform this Agreement either by operation of law or by agreement in form and substance satisfactory to Indemnitee, and (ii) the term “Company” whenever used in this Agreement shall thereafter mean and include any such successor or transferee.

(c)           As used in this Agreement, no matter adjudicated by a court order will be “determined” or “ultimately determined,” and no matter will be a “final disposition” unless and until (i) the time to appeal, petition for writ of certiorari, or otherwise seek further review or to move for reargument, rehearing, or reconsideration of the order has expired and no appeal, petition for writ of certiorari, or other review, or proceedings for reargument, rehearing, or reconsideration are pending, or (ii) if an appeal, petition for writ of certiorari, or other request for review or reargument, rehearing, or reconsideration thereof is allowed and has been sought, such order has been affirmed by the highest court to which such order was appealed or review thereof has been denied by the highest court from which a writ of certiorari, or other request for review or reargument, rehearing, or reconsideration was sought, and the time to take any further appeal, to petition for writ of certiorari, or to otherwise seek review, or to move for reargument, rehearing, or reconsideration has expired.

(d)           Except as provided below, no amendment, modification, termination, or cancellation of this Agreement is effective unless in writing and signed by both of the parties. However, the Company may amend this Agreement from time to time without Indemnitee’s consent to the extent the Company determines that it is necessary or appropriate, in its sole discretion, to effect compliance with Section 409A of the Code, including regulations and interpretations thereunder.  Amendments under this Section 10(d) may result in a reduction of benefits provided hereunder and/or other unfavorable changes to Indemnitee. Any reduction in benefits or other changes that are unfavorable to Indemnitee will only be those required to comply with Section 409A of the Code and the regulations promulgated thereunder.

(e)           This Agreement provides for the indemnification of, and/or purchase of insurance policies providing for payments of, expenses, and damages incurred with respect to bona fide claims against Indemnitee, as a service provider, and the Company, as the service recipient, in accordance with Treas. Reg. Section 1.409A-1(b)(10).  The Agreement does not provide for the deferral of compensation.  The Agreement must be construed consistently, and limited in accordance with, the provisions of such regulation.

(f)           This Agreement supersedes any prior written indemnification agreement entered into between Indemnitee and the Company, the General Partner, or the Manager.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

ENLINK MIDSTREAM, LLC
By:	EnLink Midstream Manager, LLC
its managing member

By:
Name:
Title:

ENLINK MIDSTREAM PARTNERS, LP
By:	EnLink Midstream GP, LLC
its general partner

By:
Name:
Title:

INDEMNITEE

Name:	[•]
Address:	[•]
[•]
[•]

INDEMNITY AGREEMENT

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